As filed with the Securities and Exchange Commission on February 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Warner Bros. Discovery, Inc.

WarnerMedia Holdings, Inc.

Discovery Communications, LLC

Scripps Networks Interactive, Inc.

(Exact name of registrant as specified in its charter)

Delaware Delaware Delaware Ohio	35-2333914 87-0943087 32-0204298 61-1551890
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

230 Park Avenue South

New York, New York 10003

(212) 548-5555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Priya Aiyar

Chief Legal Officer

Warner Bros. Discovery, Inc.

230 Park Avenue South

New York, New York 10003

(212) 548-5555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tara L. Smith Executive Vice President, Legal, Capital Markets & Corporate Secretary Warner Bros. Discovery, Inc. 230 Park Avenue South New York, New York 10003 (212) 548-5555	Matthew E. Kaplan, Esq. Benjamin R. Pedersen, Esq. Debevoise & Plimpton LLP 66 Hudson Blvd E New York, NY 10001 (212) 909-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Warner Bros. Discovery, Inc.

Debt Securities

Guarantees

Series A Common Stock

Preferred Stock

Depositary Shares

WarnerMedia Holdings, Inc.	Discovery Communications, LLC
Debt Securities Guarantees	Debt Securities Guarantees

Scripps Networks Interactive, Inc.

Debt Securities

Guarantees

Purchase Contracts

Warrants

Units

We may offer and sell securities identified above from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document from time to time in one or more offerings. This prospectus provides you with a general description of the securities. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The Series A Common Stock, par value $0.01 per share (the “common stock”) of Warner Bros. Discovery, Inc. trades on the Nasdaq Global Select Market under the symbol “WBD”.

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Our principal executive offices are located at 230 Park Avenue South, New York, New York 10003, and our telephone number is (212) 548-5555.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2025

ABOUT THIS PROSPECTUS

Unless the context otherwise indicates, references in this prospectus to “we”, “our” and “us” refer, collectively, to Warner Bros. Discovery, Inc., a Delaware corporation, and its consolidated subsidiaries; the term “WBD” means Warner Bros. Discovery, Inc.; the term “DCL” means Discovery Communications, LLC, a Delaware limited liability company that is an indirect, wholly-owned consolidated subsidiary of WBD; the term “Scripps” means Scripps Networks Interactive, Inc., an Ohio corporation that is an indirect, wholly-owned consolidated subsidiary of WBD; and the term “WMH” means WarnerMedia Holdings, Inc., a Delaware corporation that is a direct, wholly-owned consolidated subsidiary of WBD.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free-writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

WHERE YOU CAN FIND MORE INFORMATION

WBD files annual, quarterly and current reports, proxy statements and other information with the SEC. Its SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by WBD with the SEC are also available on its website at http://ir.wbd.com. WBD’s website is not a part of this prospectus and is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-34177) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025 (the “2024 WBD Annual Report”);

•

Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  19, 2024, that are incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024;

•	Current Reports on Form 8-K filed with the SEC on January 14, 2025 and January 28, 2025; and

•	The description of the common stock contained in our Form 8-A/A, filed with the SEC on April 12, 2022 and including any amendments or reports filed for the purpose of updating such description.

The consolidated financial statements of WBD included in the 2024 WBD Annual Report and other SEC filings, which are incorporated into this prospectus, have been prepared on a consolidated basis and include certain financial information related to WBD, WMH, DCL and Scripps. WMH, DCL and Scripps do not produce their own separately audited standalone or consolidated financial statements.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

230 Park Avenue South

New York, New York 10003

(212) 548-5555

Attn: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. Any statement contained in this prospectus or in any document incorporated by reference in this prospectus will automatically update and, where applicable, supersede any earlier information contained or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus, as well as in other public statements we may make, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, marketing and operating strategies, integration of acquired businesses, new product and service offerings, financial prospects and anticipated sources and uses of capital. Words such as “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would,” among other terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be accomplished. The following is a list of some, but not all, of the factors that could cause actual results or events to differ materially from those anticipated:

•	more intense competitive pressure from existing or new competitors in the industries in which we operate;

•	reduced spending on domestic and foreign television advertising, due to macroeconomic, industry or consumer behavior trends or unexpected reductions in our number of subscribers;

•

uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies, and the success of our streaming services;

•	market demand for foreign first-run and existing content libraries;

•	negative publicity or damage to our brands, reputation or talent;

•	realizing direct-to-consumer subscriber goals;

•	disagreements with our distributors or other business partners;

•	continued consolidation of distribution customers and production studios;

•	industry trends, including the timing of, and spending on, sports programming, feature film, television and television commercial production;

•

the possibility or duration of an industry-wide strike, such as the strikes of the Writers Guild of America and Screen Actors Guild-American Federation of Television and Radio Artists in 2023, player lock-outs or other job action affecting a major entertainment industry union, athletes or others involved in the development and production of our sports programming, television programming, feature films and interactive entertainment (e.g., games) who are covered by collective bargaining agreements;

•	inherent uncertainties involved in the estimates and assumptions used in the preparation of financial forecasts;

•	our level of debt, including the significant indebtedness incurred in connection with the acquisition of the WarnerMedia Business, and our future compliance with debt covenants;

•	changes to our corporate or debt-specific credit ratings or outlook;

•	unforeseen costs, execution risks, and operational challenges related to our efforts to integrate the WarnerMedia Business;

•

changes in, or failure or inability to comply with, laws and government regulations, including, without limitation, regulations of the U.S. government and other international governments, the Federal Communications Commission and similar authorities internationally and data privacy regulations;

•	adverse outcomes of legal proceedings or disputes, including those related to our acquisition of the WarnerMedia Business, or adverse outcomes from regulatory proceedings;

•	threatened or actual cyber-attacks and cybersecurity breaches;

•	theft of our content and unauthorized duplication, distribution and exhibition of such content; and

•

general economic and business conditions, fluctuations in foreign currency exchange rates, global events such as pandemics, natural disasters impacting the geographic areas where our businesses and operations are located, and political uncertainty or unrest in the markets in which we operate.

Forward-looking statements are subject to various risks and uncertainties which change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results.

These risks have the potential to impact the recoverability of the assets recorded on WBD’s balance sheets, including goodwill and other intangibles. Management’s expectations and assumptions, and the continued validity of any forward-looking statements we make, cannot be foreseen with certainty and are subject to change due to a broad range of factors affecting the U.S. and global economies and regulatory environments, factors specific to WBD, WMH, DCL or Scripps and other factors discussed under the heading “Risk Factors” in this prospectus and the documents incorporated by reference in this prospectus, including the risks and uncertainties discussed in the 2024 WBD Annual Report.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed in this section and elsewhere in this prospectus or disclosed in WBD’s other SEC filings incorporated by reference in this prospectus. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this prospectus and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based.

SUMMARY

Warner Bros. Discovery, Inc.

WBD is a leading global media and entertainment company that creates and distributes a differentiated and comprehensive portfolio of content and products across television, film, streaming, interactive gaming, publishing, themed experiences, and consumer products through brands including: Discovery Channel, Max, CNN, DC Studios, TNT Sports, HBO, Food Network, TLC, TBS, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Games, Adult Swim, Turner Classic Movies, and others.

WBD is home to one of the largest collections of owned content in the world with assets and intellectual property across sports, news, lifestyle, and entertainment in most languages and regions of the globe. WBD creates some of the best-in-class content using a renowned library, beloved franchises, and acclaimed creative expertise to serve audiences and consumers. WBD’s asset mix strongly positions WBD to execute key strategies: grow the direct-to-consumer business globally, enhance the Studios segment, and manage linear networks for the best possible success in order to create long-term value for WBD shareholders.

WarnerMedia Holdings, Inc.

WMH is a direct, wholly-owned subsidiary of WBD. WMH, which was originally named Magallanes, Inc., was organized specifically for the purpose of effecting WBD’s acquisition (the “Merger”) of the business, operations and activities that constituted the WarnerMedia segment of AT&T Inc. (the “WarnerMedia Business”). WMH is the holding company for the operating subsidiaries of WBD.

Discovery Communications, LLC

DCL is an indirect, wholly-owned subsidiary of WBD. DCL includes WBD’s Discovery Channel and TLC networks in the U.S. DCL is a Delaware limited liability company.

Scripps Networks Interactive, Inc.

Scripps is an indirect, wholly-owned subsidiary of WBD. Certain of WBD’s operations, including Food Network and HGTV, are conducted through Scripps. Scripps is an Ohio corporation.

The Series A Common Stock of WBD trades on the Nasdaq Global Select Market under the symbol “WBD”. The principal executive offices of WBD, WMH, DCL and Scripps are located at 230 Park Avenue South, New York, NY, 10003, and their telephone number is (212) 548-5555.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the information contained or incorporated by reference in this prospectus. In particular, you should carefully consider the risks and uncertainties included in “Item 1A. Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC, as updated by our subsequent filings with the SEC and the statements under the caption “Forward-Looking Statements.” Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

Risks related to securities offered by a prospectus supplement will be described in such prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES

WBD, WMH, DCL and/or Scripps, each of which we refer to in this section as an issuer, may offer, from time to time, unsecured general obligations, which may be senior or subordinated. We refer to the senior unsecured general obligations as senior debt securities, the subordinated unsecured general obligations as the subordinated debt securities and the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below may apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

WMH may issue senior debt securities from time to time, in one or more series, under the senior indenture, dated as of March 10, 2023 (as amended or supplemented from time to time, the “WMH senior indenture”) among WMH, WBD, as parent guarantor, and U.S. Bank Trust Company, National Association (“U.S. Bank”), as senior trustee. DCL may issue senior debt securities from time to time, in one or more series, under the senior indenture, dated as of August 19, 2009 (as amended or supplemented from time to time, the “DCL senior indenture”) among DCL, WBD, as guarantor, and U.S. Bank, as successor in interest to U.S. Bank National Association, as senior trustee. Scripps may issue senior debt securities from time to time, in one or more series, under the senior indenture, dated as of December 1, 2011 (as amended or supplemented from time to time, the “Scripps senior indenture”) between Scripps and U.S. Bank, as successor in interest to U.S. Bank National Association, as senior trustee. WBD may issue senior debt securities from time to time, in one or more series, under a senior indenture to be entered into between WBD and a trustee to be named in a prospectus supplement. The WMH senior indenture, the DCL senior indenture, the Scripps senior indenture and the form of senior indenture for WBD are filed as exhibits to this registration statement. Each issuer may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture between the applicable issuer and a subordinated trustee to be named in a prospectus supplement. The forms of subordinated indenture for each issuer are filed as exhibits to this registration statement. If WBD, WMH, DCL and/or Scripps guarantees the senior debt securities or subordinated debt securities issued by any of the other issuers, that guarantor will also become a party to the issuer’s senior indenture or subordinated indenture, as applicable. The WMH senior indenture, the DCL senior indenture, the Scripps senior indenture and the forms of senior indenture for WBD are collectively referred to as the senior indentures. The senior indentures and the subordinated indentures are each referred to individually as an indenture and collectively as the indentures and, together, the senior trustees and the subordinated trustees are referred to as the debt trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that may be issued by any of the issuers. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by such issuer and may be payable in any currency or currency unit designated by such issuer or in amounts determined by reference to an index.

General

The senior debt securities will constitute unsecured and unsubordinated obligations of the applicable issuer and will rank pari passu with such issuer’s other unsecured and unsubordinated obligations. The subordinated debt securities will constitute the applicable issuer’s unsecured and subordinated obligations and will be junior in right of payment to such issuer’s Senior Indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.”

The debt securities will be the applicable issuer’s unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the issuer, title and type of the debt securities;

•

whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, as applicable, that the subordination provisions of the indenture shall apply to the securities of that series or that any different subordination provisions, including different definitions of the terms “senior indebtedness” or “existing subordinated indebtedness,” shall apply to securities of that series;

•	the aggregate principal amount of the debt securities;

•	the price or prices at which such issuer will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the series of debt securities will be guaranteed as to payment or performance;

•	any material U.S. federal tax implications of the debt securities; and

•	any other material terms of the debt securities.

The applicable issuer may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. The applicable issuer will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

The applicable issuer may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either WBD or any of its subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of WBD’s or its subsidiaries’ property or capital stock, or restricting either WBD or any of its subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, an issuer may not consolidate with or merge into any other person, in a transaction in which such issuer is not the surviving corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject, in each case, to certain exceptions provided for in the senior indenture);

•	the successor entity assumes by supplemental indenture such issuer’s obligations on the applicable senior debt securities and under the applicable senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

No Protection in the Event of a Change in Control. Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event the applicable issuer has a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. An event of default for any series of senior debt securities is defined under the senior indenture as being:

•

the applicable issuer’s default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise, if that default continues for a period of five days (or such other period as may be specified for such series);

•

the applicable issuer’s default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 60 days (or such other period as may be specified for such series);

•

The applicable issuer’s default in the performance of or breach of any of its covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after such issuer receives written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series (with a copy to the trustee if given by the holders);

•	there occurs any other event of default provided for in such series of senior debt securities;

•

a court having jurisdiction enters a decree or order for (1) relief in respect of the applicable issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (2) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such issuer or for all or substantially all of such issuer’s property and assets; or (3) the winding up or liquidation of the applicable issuer’s affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

•

the applicable issuer (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law; (2) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such issuer for all or substantially all of such issuer’s property and assets; or (3) effects any general assignment for the benefit of creditors; or

•

with respect to the senior indenture for WMH, a guarantee ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or any guarantor denies or disaffirms its obligations under the indenture or the applicable guarantee.

The default by the applicable issuer under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fifth and sixth bullet points above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to the applicable issuer and to the trustee, if such notice is given by the holders, may declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable.

If an event of default specified in the fifth and sixth bullet points above occurs with respect to the applicable issuer and is continuing, the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of at least a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•

during such 60-day period, the holders of at least a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of the applicable issuer’s officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of such issuer’s compliance with all conditions and covenants under the senior indenture.

Discharge, Defeasance and Covenant Defeasance. The senior indenture provides that the applicable issuer may be discharged from its obligations in respect of the debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are to be called for redemption within one year), when such issuer has irrevocably deposited with the trustee, in trust, as applicable, (i) sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the debt securities or (ii) such amount of direct obligations of, or obligations guaranteed by, the government which issued the currency in which the debt securities of such series are denominated (“Governmental Obligations”) as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment, be sufficient to pay when due the principal of and interest to stated maturity (or redemption) on, the debt securities.

The senior indenture also provides that the applicable issuer (a) may be discharged from its obligations in respect of the debt securities at any time (“legal defeasance”), or (b) may cease to comply with certain restrictive covenants (“covenant defeasance”), including those described under “—Consolidation, Merger and Sale of Assets”, when such issuer has irrevocably deposited with the trustee, in trust, (i) sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the debt securities or (ii) such amount of Governmental Obligations as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment, be sufficient to pay when due the principal of and interest to stated maturity (or redemption) on, the debt securities. Such legal defeasance and covenant defeasance are conditioned upon, among other things, such issuer’s delivery of an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner as if no legal defeasance or covenant defeasance, as the case may be, had occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Modification and Waiver. The applicable issuer and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of another corporation to such issuer, and the assumption by such successor corporation of such issuer’s covenants, agreements and obligations under the senior indenture;

•

to cure any ambiguity, defect or inconsistency (and, in the case of the senior indenture for WMH, any omission or mistake) in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

•

to add to such issuer’s covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and the applicable issuer’s compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of, or premium, if any, on any senior debt securities of such series;

•	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

•	waives a default in the payment of principal of or interest on the senior debt securities;

•

modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	reduces the amount of senior debt securities whose holders must consent to a supplemental indenture; or

•	with respect to the senior indenture for WMH, makes any change to a guarantee in a manner materially adverse to the holders of such series affected by the change.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, Members. The senior indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement of the applicable issuer’s in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director or member, past, present or future, of such issuer or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein, contain limitations on the rights of the trustee thereunder should it become a creditor of WBD, WMH, DCL, Scripps, or any of their subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the indenture), it must eliminate such conflict or resign.

Each issuer may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination and the remedies and procedures upon an event of default described above under “—Certain Terms of the Senior Debt Securities—Events of Default,” or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of the applicable issuer’s Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of such issuer’s Senior Indebtedness, such issuer may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of such issuer’s assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all such issuer’s Senior Indebtedness. Because of this subordination, if such issuer dissolves or otherwise liquidates, holders of its subordinated debt securities may receive less, ratably, than holders of such issuer’s Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. The applicable issuer’s senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities or property of the applicable issuer. The terms and conditions, if applicable, of conversion or exchange will be set forth in the applicable prospectus supplement. Such terms will include, among others, the conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other provisions in addition to or in lieu of those described in this prospectus.

Guarantees

Parent Guarantee. Unless the applicable prospectus supplement states otherwise, WBD will fully and unconditionally guarantee (the “WBD parent guarantee”) to each holder of debt securities issued by WMH, DCL or Scripps pursuant to this prospectus the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. The related prospectus supplement will describe the WBD parent guarantee, including the terms under which the parent guarantees will be provided. The WBD parent guarantee will be unsecured and, with respect to WBD parent guarantee of senior debt securities, will rank equally in right of payment with all other existing and future unsecured and unsubordinated obligations of WBD as applicable, and with respect to parent guarantees of subordinated debt securities, will rank equally in right of payment with all other existing and future unsecured and subordinated obligations of WBD. The WBD parent guarantee will be effectively subordinated to WBD’s future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and structurally subordinated to any existing and future indebtedness and other liabilities (including trade payables) of WBD’s subsidiaries that do not guarantee the debt securities.

Subsidiary Guarantee. Unless otherwise indicated in a prospectus supplement, none of the debt securities will be guaranteed by any subsidiaries of WBD. If the applicable prospectus supplement specifies otherwise, however, WMH, DCL or Scripps (each, a “subsidiary guarantor”) may fully and unconditionally guarantee to each holder of debt securities issued by WBD (each, a “subsidiary guarantee”), DCL may fully and unconditionally guarantee to each holder of debt securities issued by Scripps or WMH, Scripps may fully and unconditionally guarantee to each holder of debt securities issued by DCL or WMH, and WMH may fully and unconditionally guarantee to each holder of debt securities issued by DCL or Scripps, the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. None of the issuers’ other subsidiaries is now required, or will be required by the indentures, to guarantee any series of the debt securities. The related prospectus supplement will describe the subsidiary guarantee and the terms under which such subsidiary guarantee will be provided. The subsidiary guarantees will be unsecured and, with respect to subsidiary guarantees of senior debt securities, will rank equally in right of payment with all other existing and future unsecured and unsubordinated obligations of the respective subsidiary guarantor, and, with respect to the subsidiary guarantee of subordinated debt securities, will rank equally in right of payment with all other existing and future unsecured and subordinated obligations of the respective subsidiary guarantor. The subsidiary guarantees will be effectively subordinated to the respective subsidiary guarantor’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and structurally subordinated to any existing and future indebtedness or other liabilities (including trade payables) of each of such subsidiary guarantor’s subsidiaries that do not guarantee the debt securities.

The subsidiary guarantees will provide that the obligations of each subsidiary guarantor will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance. The subsidiary guarantees of the debt securities may be subject to review under United States federal or state fraudulent transfer law, which could limit their enforceability. To the extent that a United States court were to find that (x) the subsidiary guarantees were incurred with intent to hinder, delay or defraud any present or future creditor, or a subsidiary guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) the subsidiary issuing the subsidiary guarantee did not receive fair consideration or reasonably equivalent value for issuing its subsidiary guarantees and any subsidiary guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of the subsidiary guarantees, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of a subsidiary guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, that court could avoid or subordinate the subsidiary guarantees in favor of a subsidiary guarantor’s other creditors. If the subsidiary guarantees were subordinated by a court, payments of principal and interest on the debt securities generally would be subject to the prior payment in full of all other indebtedness of the subsidiary guarantor. Among other things, a legal challenge of the subsidiary guarantees on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary guarantor as a result of the issuance by the issuer of the debt securities. The extent (if any) to which a particular subsidiary guarantor may be deemed to have received such benefits may depend on the use of the proceeds of any offering of debt securities which are guaranteed by the subsidiary guarantors, including the extent (if any) to which such proceeds or benefits therefrom are contributed to the subsidiary guarantor. The measure of insolvency for purposes of the foregoing will vary depending on the law of the applicable jurisdiction. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability under its existing debts as such debts become absolute and matured. There can be no assurance, however, that a court would determine that any particular subsidiary guarantor received fair consideration or reasonably equivalent value for issuing its subsidiary guarantee.

Consolidation, Merger and Sale of Assets of Parent Guarantor. Unless we indicate otherwise in a prospectus supplement, WBD may not consolidate with or merge into any other person, in a transaction in which WBD is not the surviving corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject, in each case, to certain exceptions provided for in the applicable indenture);

•	the successor entity assumes by supplemental indenture WBD’s obligations on the applicable debt securities and under the applicable indenture;

•	immediately after giving effect to the transaction, no event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Unless we indicate otherwise in a prospectus supplement, the subsidiary guarantors are not restricted from consolidating with or merging into any other person, or conveying, transferring or leasing their properties and assets substantially as an entirety to any person.

DESCRIPTION OF COMMON STOCK

General

The following description of the shares of common stock that WBD may offer and sell is intended as a summary only and therefore is not a complete description. This description is based upon, and is qualified by reference to, WBD’s second restated certificate of incorporation (the “WBD charter”), WBD’s amended and restated bylaws (the “WBD bylaws”) and applicable provisions of Delaware corporate law. You should read the WBD charter and WBD bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Under the WBD charter, WBD has authority to issue 10,800,000,000 shares of common stock. As of February 13, 2025, 2,454,764,337 shares of common stock were issued and outstanding.

Common Stock

Voting Rights

The common stock consists of a single class and all holders of shares of the common stock are entitled to one vote per share.

Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law, the WBD charter or the WBD bylaws and except for the election of directors, at any meeting duly called and held at which a quorum is present, the affirmative vote of a majority of the combined voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Subject to the rights of the holders of any series of preferred stock to elect a specified number of directors in certain circumstances, at any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the combined voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Dividends and Distributions

Subject to the preferences and rights, if any, applicable to shares of preferred stock, the holders of shares of common stock are entitled to receive such dividends and other distributions in cash, property, stock or otherwise as may be declared thereon by the board of directors of WBD (the “Board of Directors”) at any time and from time to time out of assets or funds of WBD legally available therefor and will share equally on a per share basis in such dividends and distributions.

Liquidation and Dissolution

In the event of WBD’s voluntary or involuntary liquidation, dissolution or winding-up, after payment or provision for payment of WBD’s debts and other liabilities, and subject to the preferences and rights, if any, applicable to shares of preferred stock, the holders of shares of common stock will be entitled to receive all of the remaining assets of WBD available for distribution to WBD stockholders, ratably in proportion to the number of shares of common stock held by them.

Certain Anti-Takeover Effects of the WBD Charter, Bylaws and Delaware Law

Board of Directors

The WBD charter provides that the business and affairs of WBD will be managed by or under the direction of the Board of Directors consisting of not less than three directors nor, prior to the third annual meeting of stockholders following the completion of the Merger, to be held in 2025 (the “2025 annual meeting”), more than thirteen directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. Following the completion of the Merger, the Board of Directors was initially divided into three classes of directors with Class I consisting of four directors serving a one-year initial term, Class II consisting of four directors serving a two-year initial term and Class III consisting of five directors serving a three-year initial term. Upon the expiration of the initial term of each class of directors, successors to such class of directors were elected for a term expiring at WBD’s succeeding annual meeting; provided that the term of each director will continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

Starting with the election of directors at the 2025 annual meeting, the Board of Directors will cease to be classified and all directors will have terms that expire at WBD’s next annual meeting. At each subsequent annual meeting of WBD stockholders, the successors of directors whose term expires at that meeting will be elected to hold office for a term of one year expiring at the annual meeting of WBD stockholders following the year of their election.

The WBD charter provides that any vacancy on the Board of Directors or any newly created directorships may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director so elected will hold office for a term that will coincide with the term of the class in which such director will have been chosen or, following the termination of the classification of the Board of Directors, each director so elected will hold office for a term that will expire at the next annual meeting of WBD stockholders held after such director’s election or until such director’s successor will have been elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director.

Prior to the 2025 annual meeting, directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock then entitled to vote at any annual or special meeting of WBD stockholders.

No Stockholder Action by Written Consent; Special Meetings

The WBD charter provides that any action required or permitted to be taken at any annual meeting or special meeting of WBD stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders. Except as otherwise required by law and subject to the rights of the holders of shares of any then outstanding class or series of preferred stock, special meetings of WBD stockholders for any purpose or purposes may be called only by the Chairperson of the Board of Directors or the Chief Executive Officer of WBD or pursuant to a resolution of the Board of Directors adopted by at least a majority of the directors then in office. The WBD stockholders do not have the power to call a special meeting of WBD stockholders.

Advance Notice Procedures

WBD’s bylaws establish an advance notice procedure for WBD stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of WBD stockholders.

All nominations by WBD stockholders or other business to be properly brought before a meeting of WBD stockholders will be made pursuant to timely notice in proper written form to WBD’s Secretary. To be timely, a stockholder’s notice must be given to WBD’s Secretary at WBD’s principal executive offices as follows:

•

with respect to an annual meeting of WBD stockholders that is called for a date not more than 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting of WBD stockholders, such notice will be given no earlier than the close of business on the 120th day prior to such anniversary and no later than then close of business on the 90th day prior to such anniversary;

•

with respect to an annual meeting of WBD stockholders that is called for a date which is more than 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting of WBD stockholders, such notice will be given no earlier than the close of business on the 120th day prior to the current annual meeting and not later than the close of business on the later of (1) the 90th day prior to the current annual meeting or (2) if the first public announcement of the date of the current annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which WBD first publicly announces the date of the current annual meeting; and

•

with respect to an election of directors to be held at a special meeting of WBD stockholders, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of (1) the 90th day prior to such special meeting or (2) if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

The public announcement of an adjournment or postponement of a meeting of WBD stockholders will not commence a new time period (or extend any time period) for the giving of any such stockholder notice. However, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and WBD does not make a public announcement naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it will be delivered to WBD’s Secretary at WBD’s principal executive offices not later than the close of business on the 10th day following the day on which WBD first made such public announcement.

Amendments to the WBD Charter and Bylaws

The WBD charter provides that the WBD charter may be amended, altered or repealed in the manner prescribed by the General Corporation Law of the State of Delaware (the “DGCL”), except that the amendment of certain provisions of the WBD charter require, in addition to any other vote required by the WBD charter or otherwise required by law, approval at a meeting of WBD stockholders called for that purpose by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock then entitled to vote at any annual or special meeting of WBD stockholders, notwithstanding that a lesser percentage may be permitted from time to time by applicable law. In addition, the WBD charter provides that the Board of Directors is expressly authorized to amend, alter or repeal WBD’s bylaws, without the assent or vote of WBD stockholders, by the affirmative vote of at least a majority of the directors then in office.

Delaware Anti-Takeover Law

In general, Section 203 of the DGCL (“Section 203”) prohibits a publicly held Delaware corporation from engaging in business combinations, which generally includes mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or subsidiary, with any “interested stockholder”, for a period of three years following the time that such stockholder becomes an interested stockholder, unless:

•	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (subject to certain exclusions); or

•

at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

An interested stockholder for purposes of Section 203 means any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person.

Section 203 permits corporations, in their certificate of incorporation or bylaws, to opt out of the protections of Section 203. Under the WBD charter and WBD bylaws, WBD has not opted out of the protections of Section 203, and WBD is therefore governed by Section 203. Accordingly, it is expected that Section 203 will have an anti-takeover effect with respect to transactions that the Board of Directors does not approve in advance and that Section 203 may discourage takeover attempts that might result in a premium over the market price of WBD capital stock.

Choice of Forum

The WBD charter provides that unless WBD consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of WBD, (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, stockholder or agent of WBD to WBD or its stockholders, (3) any action or proceeding asserting a claim arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to the WBD charter or the WBD bylaws) or (4) any action or proceeding asserting a claim governed by the internal affairs doctrine. Unless WBD consents in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the rules and regulations thereunder.

Limitation of Liability and Indemnification of Officers and Directors

The WBD charter contains provisions permitted under the DGCL relating to the limitation of liability of directors. These provisions eliminate a director’s personal liability to WBD and its stockholders for monetary damages resulting from a breach of his or her fiduciary duty as a director, except in circumstances involving:

•	any breach of the director’s duty of loyalty to WBD or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	Section 174 of the DGCL (unlawful dividends, repurchases or redemptions); or

•	any transaction from which the director derived an improper personal benefit.

The principal effect of these limitation of liability provisions is that a WBD stockholder is unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability as set forth in the exceptions above. These provisions, however, do not limit or eliminate WBD’s rights or any WBD stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of breach of a director’s fiduciary duty. These provisions do not alter a director’s liability under U.S. federal securities laws.

In addition, provisions in the WBD bylaws provide that WBD will indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action or suit by WBD or in its right, by reason of the fact that such person is or was a director or officer of WBD, or while such person is or was a director or officer of WBD, is or was serving at WBD’s request as a director, officer, employee or agent of another corporation or other enterprise, against all liabilities and losses, judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements), in each case only if and to the extent permitted under applicable state or federal law.

The inclusion of these limitation of liability and indemnification provisions in the WBD charter and WBD bylaws may discourage or deter WBD stockholders or WBD management from bringing a lawsuit against directors or officers, even though such an action, if successful, might otherwise have benefited WBD and its stockholders. Your investment may also be adversely affected to the extent that, in a class action or direct suit, WBD pays the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in the WBD bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms and provisions of the preferred stock that WBD may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete. You should refer to the WBD charter and WBD bylaws and the certificate of designation in connection with the offering of a particular series of preferred stock.

General

Under WBD’s charter, WBD has authority to issue 1,200,000,000 shares of preferred stock, par value $0.01 per share (“preferred stock”). As of February 13, 2025, no shares of preferred stock are issued and outstanding.

Authorized but Unissued Shares of Preferred Stock

Pursuant to the WBD charter, WBD is authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of the Board of Directors. The authorized shares of preferred stock are available for issuance without further action by WBD stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which WBD’s securities may be listed or traded. If the approval of WBD stockholders is not required for the issuance of shares of preferred stock, the Board of Directors may determine not to seek stockholder approval.

A series of preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board of Directors will make any determination to issue such shares based upon its judgment as to the best interests of WBD and the WBD stockholders. The Board of Directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the Board of Directors, including a tender offer or other transaction that some, or a majority, of WBD stockholders might believe to be in their best interests or in which WBD stockholders might receive a premium for their WBD capital stock over the then-current market price of such stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether WBD has elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, powers, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of WBD’s general creditors.

As described under “Description of Depositary Shares,” WBD may, at its option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon WBD’s liquidation, dissolution or winding up of its affairs, rank:

•

senior to all classes or series of WBD’s common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon WBD’s liquidation, dissolution or winding up of its affairs;

•

on a parity with all equity securities issued by WBD, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon WBD’s liquidation, dissolution or winding up of its affairs; and

•

junior to all equity securities issued by WBD, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon WBD’s liquidation, dissolution or winding up of its affairs.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of each series of preferred stock will be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at such rates and on such dates as described in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on WBD’s stock books on record dates fixed by the Board of Directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If the Board of Directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that series of noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and WBD will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date WBD initially issues shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of WBD’s affairs, then, before it makes any distribution or payment to the holders of shares of any common stock or any other class or series of its capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of its affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of each series of preferred stock will have no right or claim to any of WBD’s remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if WBD’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding series of preferred stock and the corresponding amounts payable on all other classes or series of its capital stock ranking on parity with the series of preferred stock and all other such classes or series of shares of capital stock ranking on parity with the series of preferred stock in the distribution of assets, then the holders of each series of preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon liquidation, dissolution or winding up and if WBD has made liquidating distributions in full to all holders of each series of preferred stock, it will distribute its remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, WBD’s consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of its property or business will not be deemed to constitute a liquidation, dissolution or winding up of its affairs.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at WBD’s option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The applicable prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of such series of preferred stock that shall be redeemed by WBD in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. WBD may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of WBD’s capital stock, the terms of such preferred stock may provide that, if no such shares of its capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of WBD’s capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, WBD will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, WBD has declared and paid or contemporaneously declares and pays or sets aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, WBD has declared and paid or contemporaneously declares and pays or sets aside funds to pay full dividends for the current dividend period.

In addition, WBD will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, WBD has declared and paid or contemporaneously declares and pays or sets aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, WBD has declared and paid or contemporaneously declares and pays or sets aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time WBD may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of WBD’s capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, WBD will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that WBD determines. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, WBD will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on its stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date upon which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and WBD has set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights

Holders of shares of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to the charter that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at WBD’s option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

WBD may, at its option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the applicable prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of the series of preferred stock represented by the depositary share, to all the rights and preferences of the series of preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of the series of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by WBD to act as depositary under a deposit agreement between WBD, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, the WBD charter and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying series of preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with WBD’s approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of WBD, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the series of preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the series of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of the series of preferred stock upon surrender of depositary receipts. Holders of the series of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever WBD redeems shares of the series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the series of preferred stock so redeemed, so long as WBD has paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the series of preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the series of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that series of preferred stock. The record date for the depositary receipts relating to the series of preferred stock will be the same date as the record date for the series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of the series of preferred stock represented by the depositary shares in accordance with those instructions, and WBD will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of the series of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of the series of preferred stock.

Charges of Depositary

WBD will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. WBD will pay the charges due to the depositary in connection with the initial deposit of the series of preferred stock and any redemption of the series of preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between WBD and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or WBD only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution on the series of preferred stock in connection with WBD’s dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to WBD notice of its election to do so, and WBD may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon WBD’s appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from WBD, that are delivered to the depositary and that WBD is required to furnish to the holders of the series of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications WBD delivers to the depositary as the holder of the series of preferred stock.

Limitation of Liability

Neither WBD nor the depositary will be liable if either of them is prevented or delayed by law or any circumstance beyond WBD’s control in performing its obligations. WBD’s obligations and those of the depositary will be limited to performance in good faith of its and their duties thereunder. WBD and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. WBD and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS

WBD may issue purchase contracts for the purchase or sale of shares of common stock, shares of preferred stock or depositary shares. WBD, WMH, DCL or Scripps may issue purchase contracts for the purchase or sale of their debt securities or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The price per security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of units consisting of a purchase contract and either shares of common stock, shares of preferred stock, debt securities or debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder’s obligations to purchase the securities under the purchase contracts.

The purchase contracts may require periodic payments to the holders of units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing the holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts. The description in the prospectus supplement will only be a summary, and you should read the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts. Material United States federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.

Unless otherwise specified in an accompanying prospectus supplement, each purchase contract and any related agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

WBD may issue warrants to purchase shares of preferred stock, depositary shares or shares of common stock. WBD, WMH, DCL or Scripps may issue warrants to purchase debt securities. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred stock, depositary shares or shares of common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which the warrants will be issued;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, shares of common stock, shares of preferred stock, purchase contracts or warrants constituting the unit; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

WBD may issue registered debt securities, depositary shares, purchase contracts, units and warrants, and WMH, DCL and Scripps may issue registered debt securities, purchase contracts, units and warrants, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of WBD, WMH, DCL, Scripps, the trustees, the warrant agents, the unit agents or any other agent of WBD, WMH, DCL or Scripps, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities from time to time in any legal manner selected by us, including:

•	through underwriters;

•	through dealers;

•	through agents;

•	through remarketing firms or other third parties;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any compensation that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities by us may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale;

•	at negotiated prices; or

•	as in-kind distributions.

Any such sales may be effected:

•	on the Nasdaq Stock Market LLC;

•	in the over-the-counter market;

•	in transactions otherwise than on the Nasdaq Stock Market LLC or in the over-the-counter market; or

•	any combination of the foregoing.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent, dealer or any underwriters and the amounts of securities underwritten or purchased by each of them;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts, concessions and commissions to be allowed or re-allowed or paid to the agent, dealer or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts, concessions and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

Any discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Any underwriters, broker-dealers or agents that participate in the sale of the securities may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

We may enter into derivative, hedging or other types of transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties. In connection with those transactions, the third parties may sell securities covered by this prospectus and any applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the settlement date for securities may be more than one business day after the trade date. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the settlement date for such securities, you will be required, by virtue of the fact that such securities initially are expected to settle in more than one scheduled business day after the trade date, to make alternative settlement arrangements to prevent a failed settlement.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or any exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Debevoise & Plimpton LLP, particular matters with respect to Delaware law will be passed upon by Potter Anderson & Corroon LLP and particular matters with respect to Ohio law will be passed upon by Womble Bond Dickinson (US) LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Warner Bros. Discovery, Inc.

Debt Securities

Guarantees

Series A Common Stock

Preferred Stock

Depositary Shares

WarnerMedia Holdings, Inc. Debt Securities Guarantees	Discovery Communications, LLC Debt Securities Guarantees

Scripps Networks Interactive, Inc.

Debt Securities

Guarantees

Purchase Contracts

Warrants

Units

PROSPECTUS

February 27, 2025

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale of the offered securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee	$(1)
Printing and engraving	$(2)
Accounting services	$(2)
Legal fees of registrants’ counsel	$(2)
Transfer agent’s, trustee’s, and depositary’s fees and expenses	$(2)
Rating agency fees	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)	SEC registration fee deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

These fees and expenses will be calculated based on the securities offered and the number of issuances and distributions of the offered securities and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Warner Bros. Discovery, Inc. (“WBD”) and WarnerMedia Holdings, Inc. (“WMH”) are incorporated under the laws of the State of Delaware.

Section 145(a) of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify such person for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or an officer who has consented to service of process to the registered agent of the corporation at the time of an act or omission as to which liability is asserted (such officer, a “senior officer”) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or senior officer, provided that such provision may not eliminate or limit the liability: (i) of a director or senior officer for any breach of the director’s or senior officer’s duty of loyalty to the corporation or its stockholders; (ii) of a director or senior officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) of a director under Section 174 of the DGCL; (iv) of a director or senior officer for any transaction from which the director or senior officer derived an improper personal benefit; or (v) of a senior officer for any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director or senior officer for any act or omission occurring prior to the date when such provision became effective.

Warner Bros. Discovery, Inc.

The WBD charter provides that, consistent with Section 102(b)(7) of the DGCL, no director shall be liable to WBD or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to WBD or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which a director derived an improper personal benefit.

Provisions in the WBD bylaws provide that WBD will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action or suit by WBD or in its right, by reason of the fact that such person is or was a director or officer of WBD, or while such person is or was a director or officer of WBD, is or was serving at WBD’s request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against all liabilities and losses, judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements), in each case only if and to the extent permitted under applicable state or federal law. Persons who are not directors or officers of WBD may be similarly indemnified in respect of service to WBD or to another enterprise at the request of WBD to the extent the Board of Directors at any time specifies that such persons are entitled to the indemnification benefits set forth in the WBD bylaws.

The WBD bylaws further state that this indemnification shall not be deemed exclusive of any other right to which the indemnified person may be entitled.

WarnerMedia Holdings, Inc.

The WMH charter provides that, consistent with Section 102(b)(7) of the DGCL, no director shall be liable to WMH or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to WMH or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which a director derived an improper personal benefit.

Provisions in the WMH amended and restated bylaws provide that WMH will indemnify, to the fullest extent permitted by the DGCL and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action or suit by WMH or in its right, by reason of the fact that (a) such person is or was serving or has agreed to serve as a director or officer of WMH, or, (b) such person, while serving as a director or officer of WMH, is or was serving or has agreed to serve at WMH’s request as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) such person is or was serving or has agreed to serve at the request of WMH as a director, officer or manager of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, and who satisfied the applicable standard of conduct set forth in the DGCL or other applicable law: (i) in a proceeding other than a proceeding by or in the right of WMH, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding and appeal therefrom or (ii) in a proceeding by or in the right of WMH to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf in connection with the defense or settlement of such proceeding and any appeal therefrom.

The WMH amended and restated bylaws further state that this indemnification shall not be deemed exclusive of any other right to which the indemnified person may be entitled.

Discovery Communications, LLC (“DCL”) is a limited liability company formed in the State of Delaware.

Section 18-303(a) of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company.

Section 18-108 of the DLLCA states that, subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 19 of DCL’s Amended and Restated Limited Liability Company Agreement (the “DCL LLC Agreement”) provides that no member, manager or officer shall be liable to DCL, any member or any other person or entity who or that has an interest in DCL for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member, manager or officer in good faith on behalf of DCL and in a manner reasonably believed to be within the scope of the authority conferred on such member, manager or officer by the DCL LLC Agreement, except that the member, manager or officer shall be liable for any such loss, damage or claim incurred by reason of such member’s, manager’s or officer’s gross negligence or willful misconduct. To the full extent permitted by applicable law, each member, manager and officer shall be entitled to indemnification from DCL for any loss, damage or claim incurred by such member, manager or officer by reason of any act or omission performed or omitted by such member, manager or officer in good faith on behalf of DCL and in a manner reasonably believed to be within the scope of authority conferred on such member, manager or officer by the DCL LLC Agreement, except that no member, manager or officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the member, manager or officer by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 19 of the DCL LLC Agreement shall be provided out of and to the extent of DCL’s assets only, and no member, manager or officer shall have personal liability on the account thereof.

Scripps Networks Interactive, Inc. (“Scripps”) is incorporated under the laws of the State of Ohio.

Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation’s best interests.

Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

Scripps’ articles of incorporation provide that Scripps shall indemnify, to the fullest extent authorized by Ohio law, any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Scripps, or by reason of the fact that he or she is or was serving, at Scripps’ request, as an officer, director, employee, trustee or agent of another corporation (including a subsidiary of Scripps) or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. Scripps’ articles of incorporation also provide that Scripps shall pay, to the fullest extent authorized by Ohio law, expenses incurred by an officer in defending any proceeding in advance of its final disposition on the same basis as provided for directors under Ohio law. Any amendment of this provision will not reduce indemnification obligations relating to actions taken before such amendment.

Item 16. Exhibits.

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings

Each undersigned Registrant hereby undertakes:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser

(b)

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

1*	Form of Underwriting Agreement

2.1	Agreement and Plan of Merger, dated May 17, 2021, by and among Discovery, Inc., AT&T Inc., Magallanes, Inc. and Drake Subsidiary, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on May 20, 2021 (SEC File No. 001-34177))

3.1	Second Restated Certificate of Incorporation of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 12, 2022 (SEC File No. 001-34177))

3.2	Amended and Restated Bylaws of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 10, 2023 (SEC File No. 001-34177))

4.1	Form of Senior Indenture of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on June 17, 2009, SEC File No. 333-160043 (the “2009 Registration Statement”))

4.2	Form of Subordinated Indenture of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 4.2 to the 2009 Registration Statement)

4.3	Form of Senior Note of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 4.3 to the 2009 Registration Statement (included in Form of Senior Indenture of Discovery, Inc. filed as Exhibit 4.1 to the 2009 Registration Statement))

4.4	Form of Subordinated Note of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 4.4 to the 2009 Registration Statement (included in Form of Subordinated Indenture of Discovery, Inc. filed as Exhibit 4.2 to the 2009 Registration Statement))

4.5	Indenture dated as of August 19, 2009 among Discovery Communications, LLC, Warner Bros. Discovery, Inc. (formerly known as Discovery Communications, Inc.) and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on August 19, 2009 (SEC File No. 001-34177))

4.6	Form of Subordinated Indenture of Discovery Communications, LLC (incorporated by reference to Exhibit 4.10 to the 2009 Registration Statement)

4.7	Form of Senior Note of Discovery Communications, LLC (included in the Indenture dated as of August 19, 2009 among Discovery Communications, LLC, Warner Bros. Discovery, Inc. (formerly known as Discovery Communications, Inc.) and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on August 19, 2009 (SEC File No. 001-34177)))

4.8	Form of Subordinated Note of Discovery Communications, LLC (incorporated by reference to Exhibit 4.12 to the 2009 Registration Statement (included in Form of Subordinated Indenture of Discovery Communications, LLC filed as Exhibit 4.10 to the 2009 Registration Statement))

4.9	Indenture dated as of March 10, 2023 among WarnerMedia Holdings, Inc., Warner Bros. Discovery, Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on March 10, 2023 (SEC File No. 001-34177))

4.10	Form of Subordinated Indenture of WarnerMedia Holdings, Inc. (incorporated by reference to Exhibit 4.14 to Registration Statement on Form S-3 filed on April 22, 2022, SEC File No. 333-264453 (the “2022 Registration Statement”))

Exhibit No.	Description

4.11	Form of Senior Note of WarnerMedia Holdings, Inc. (included in the Indenture dated as of March 10, 2023 among WarnerMedia Holdings, Inc., Warner Bros. Discovery, Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on March 10, 2023 (SEC File No. 001-34177)))

4.12	Form of Subordinated Note of WarnerMedia Holdings, Inc. (incorporated by reference to Exhibit 4.16 to the 2022 Registration Statement (included in Form of Subordinated Indenture of WarnerMedia Holdings, Inc. filed as Exhibit 4.14 to the 2022 Registration Statement))

4.13	Indenture dated as of December 1, 2011 between Scripps Networks Interactive, Inc. and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-3 filed on May 1, 2019 (SEC File No. 333-231160))

4.14	Form of Subordinated Indenture of Scripps Networks Interactive, Inc. (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3 filed on May 1, 2019 (SEC File No. 333-231160))

4.15*	Form of Senior Note of Scripps Networks Interactive, Inc.

4.16*	Form of Subordinated Note of Scripps Networks Interactive, Inc.

4.17*	Form of Deposit Agreement

4.18*	Form of Warrant Agreement

4.19*	Form of Purchase Contract Agreement

4.20*	Form of Unit Agreement

5.1	Opinion of Debevoise & Plimpton LLP

5.2	Opinion of Potter Anderson & Corroon LLP

5.3	Opinion of Womble Bond Dickinson (US) LLP

22	Table of Senior Notes, Issuer and Guarantors (incorporated by reference to Exhibit 22 to the Form 10-Q filed on August 3, 2023 (SEC File No. 001-34177))

23.1	Consent of Debevoise & Plimpton LLP (included in opinion filed as Exhibit 5.1)

23.2	Consent of Potter Anderson & Corroon LLP (included in opinion filed as Exhibit 5.2)

23.3	Consent of Womble Bond Dickinson (US) LLP (included in opinion filed as Exhibit 5.3)

23.4	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney of Warner Bros. Discovery, Inc. (included in the signature pages)

24.2	Powers of Attorney of WarnerMedia Holdings, Inc. (included in the signature pages)

24.3	Powers of Attorney of Discovery Communications, LLC (included in the signature pages)

24.4	Powers of Attorney of Scripps Networks Interactive, Inc. (included in the signature pages)

25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture of Warner Bros. Discovery, Inc. will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

Exhibit No.	Description

25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture of Warner Bros. Discovery, Inc. will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.3	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association under the Indenture dated as of August 19, 2009 among Discovery Communications, LLC, Warner Bros. Discovery, Inc. and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as trustee

25.4**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture of Discovery Communications, LLC will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.5	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association under the Indenture dated as of March 10, 2023 among WarnerMedia Holdings, Inc., Warner Bros. Discovery, Inc. and U.S. Bank Trust Company, National Association, as trustee

25.6**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture of WarnerMedia Holdings, Inc. will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.7	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association under the Indenture dated as of December 1, 2011 between Scripps Networks Interactive, Inc. and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as trustee

25.8**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture of Scripps Networks Interactive, Inc. will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

107	Filing Fees

*	To be filed by amendment or by a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Warner Bros. Discovery, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 27, 2025.

WARNER BROS. DISCOVERY, INC.

By:	/s/ David M. Zaslav
Name:	David M. Zaslav
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Zaslav, Priya Aiyar and Tara L. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav David M. Zaslav	President and Chief Executive Officer, and Director (Principal Executive Officer)	February 27, 2025

/s/ Gunnar Wiedenfels Gunnar Wiedenfels	Chief Financial Officer (Principal Financial Officer)	February 27, 2025

/s/ Lori C. Locke Lori C. Locke	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 27, 2025

/s/ Samuel A. Di Piazza, Jr. Samuel A. Di Piazza, Jr.	Director	February 27, 2025

/s/ Richard W. Fisher Richard W. Fisher	Director	February 27, 2025

Signature	Title	Date

/s/ Paul A. Gould Paul A. Gould	Director	February 27, 2025

/s/ Debra L. Lee Debra L. Lee	Director	February 27, 2025

/s/ Joseph M. Levin Joseph M. Levin	Director	February 27, 2025

/s/ Kenneth W. Lowe Kenneth W. Lowe	Director	February 27, 2025

/s/ Dr. John C. Malone Dr. John C. Malone	Director	February 27, 2025

/s/ Fazal F. Merchant Fazal F. Merchant	Director	February 27, 2025

/s/ Anthony J. Noto Anthony J. Noto	Director	February 27, 2025

/s/ Paula A. Price Paula A. Price	Director	February 27, 2025

/s/ Daniel E. Sanchez Daniel E. Sanchez	Director	February 27, 2025

/s/ Geoffrey Y. Yang Geoffrey Y. Yang	Director	February 27, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, WarnerMedia Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 27, 2025.

WARNERMEDIA HOLDINGS, INC.

By:	/s/ David M. Zaslav
Name:	David M. Zaslav
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Zaslav, Priya Aiyar and Tara L. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav David M. Zaslav	President and Chief Executive Officer (Principal Executive Officer) and Director	February 27, 2025

/s/ Gunnar Wiedenfels Gunnar Wiedenfels	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director	February 27, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Discovery Communications, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 27, 2025.

DISCOVERY COMMUNICATIONS, LLC

By:	/s/ David M. Zaslav
Name:	David M. Zaslav
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Zaslav, Priya Aiyar and Tara L. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav David M. Zaslav	President and Chief Executive Officer (Principal Executive Officer) and Manager	February 27, 2025

/s/ Gunnar Wiedenfels Gunnar Wiedenfels	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Manager	February 27, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Scripps Networks Interactive, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 27, 2025.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:	/s/ David M. Zaslav
Name:	David M. Zaslav
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Zaslav, Priya Aiyar and Tara L. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav David M. Zaslav	President and Chief Executive Officer (Principal Executive Officer) and Director	February 27, 2025

/s/ Gunnar Wiedenfels Gunnar Wiedenfels	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director	February 27, 2025